Exhibit (h)(viii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                   AGREEMENT
                                      FOR
                            ADMINISTRATIVE SERVICES

   This AGREEMENT is made, severally and not jointly, as of November 1, 2003, by each of the investment companies listed on Exhibit A hereto, each having its principal office and place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010 (collectively, the "Investment Company"), and FEDERATED ADMINISTRATIVE SERVICES, a Delaware statutory trust, having its principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 (the "Company").

   WHEREAS, each investment company is registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized and issued shares of capital stock or beneficial interest ("Shares");

   WHEREAS, certain investment companies subject to this Agreement are "series companies" as defined in Rule 18f-2 under the 1940 Act and, as used in this Agreement, the term "Fund" refers to either (i) an individual portfolio of such a series company or (ii) an investment company that is not organized as a series company, and the terms "Funds" refers to all such portfolios and investment companies, collectively; and

   WHEREAS, Shares of each Fund may be subdivided into classes (each a "Class") as provided in Rule 18f-3 under the 1940 Act;

   WHEREAS, the Investment Company wishes to appoint the Company as its administrator to provide it with Administrative Services (as herein defined) and the Company desires to accept such appointment;

   NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1.  APPOINTMENT.

   The Investment Company hereby appoints the Company as Administrator for the period on the terms and conditions set forth in this Agreement. The Company hereby accepts such appointment and agrees to furnish the services set forth in Article 2 of this Agreement in return for the compensation set forth in Article 5 of this Agreement.

ARTICLE 2.  THE COMPANY'S DUTIES.

   As Administrator, and subject to the supervision and control of the Investment Company's Board of Trustees/Directors (the "Board"), the Company will provide facilities, equipment, and personnel to carry out the following administrative services for operation of the business and affairs of the Investment Company and each of its Funds:











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   A.   prepare, file, and maintain the Investment Company's governing documents and any amendments thereto, including the charter documents, the by-laws and minutes of meetings of the Board, Board Committees and Shareholders;

   B. prepare and file with the Securities and Exchange Commission (the "SEC") and the appropriate state securities authorities:
        (i) the registration statements for the Investment Company and the Investment Company's Shares and all amendments thereto,
        (ii) reports to the SEC and shareholders, (iii) prospectuses,
        (iv) routine proxy statements; and (v) such other documents all as may be necessary to enable the Investment Company to continuously offer its shares;

   C. prepare and administer contracts on behalf of the Investment Company with, among others, the Investment Company's investment advisers, sub-advisers, fund accountants, custodians, transfer agents and distributors, subject to any terms and conditions established by the Board and the requirements of the 1940 Act;

   D. negotiate and secure for the Investment Company and its directors and officers: (i) a fidelity bond in an amount that is at least adequate to satisfy the requirements of the 1940 Act, (ii) directors and officer's coverage and (iii) professional liability or errors and omissions coverage, in each case, under terms that are acceptable to the Board;

   E.   prepare and file the Investment Company's tax returns;

   F. coordinate the layout, printing and electronic delivery of publicly disseminated prospectuses and shareholder reports, make recommendations to improve their effectiveness or reduce expenses;

   G. perform internal audit examinations in accordance with a charter adopted by the Investment Company;

   H. develop and recommend changes in the investment strategy and operation of the Investment Company, that may be in the interest of its Shareholders;

   I. provide individuals reasonably acceptable to the Board for nomination, appointment, or election as the following officers of the Investment Company, who will be responsible for the management of certain of the Investment Company's affairs as specified in the Investment Company's charter documents and by-laws, subject to direction by the Investment Company's
        Board: (i) the president and principal executive officer,
        (ii) the treasurer and principal financial and accounting officer; (iii) the secretary, and (iv) such other officers as are mutually agreeable;

          J. subject to the Board's direction, coordinate meetings of the Board (and its committees), including: (i) the creation of notices, agendas, legal memoranda and administrative reports, and (ii) the review and compilation of other materials prepared by the Investment Company's adviser, distributor, portfolio accountant, custodian, transfer agent, auditor, independent counsel or other service providers to support the Board's discussions and actions taken;

          K. evaluate and obtain custody services from a financial institution that meets the requirements of the 1940 Act;

          L. monitor trading activity to help identify market timers and recommend policies to deter market timing;

          M. review and recommend changes to the transfer agent's policies and procedures to mitigate fraud, enhance
               Shareholder services or reduce expenses;

          N. review and recommend changes to policies and procedures designed to reduce Fund expenses;

          O. monitor changes in applicable regulations and make corresponding changes in, or develop new, policies and procedures for the Fund or for the applicable service provider;

          P. compare, as applicable, the fund accountant's calculation of the Investment Company's net asset value, yield, average maturity, dividends and total assets with the fund accountant's previous calculations and with changes in the relevant securities market on a daily basis for reasonableness of changes;

          Q. evaluate and recommend the pricing services used by the Investment Company; participate in the fair valuation of portfolio securities as required by the Investment Company's fair valuation procedures; review and recommend changes to the Investment Company's fair valuation procedures;

          R. compare the fund accountant's calculations of the Investment Company's distribution pool balances with the fund accountant's previous calculations for reasonableness of changes;

          S. perform weekly comparison, as applicable, of the fund accountant's amortized cost monitor with the previous amortized cost monitor for reasonableness of changes to the net asset value calculation; notify designated parties, as necessary, of deviations in compliance with the Investment Company's Rule 2a-7 procedures;

          T. perform monthly comparison of the fund accountant's performance calculations and projected annual fund expenses with previous calculations and projections for reasonableness of changes;











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          U.   review fund expense reports prepared by the fund
               accountant;

          V. compare the fund accountant's calculation of dividend and capital gains recommendations with previous recommendations for reasonableness of changes; consult with portfolio managers concerning fixed dividend recommendations;

          W. review the fund accountant's calculation of shareholder tax reports at least annually;

          X. monitor the Investment Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended ("IRC");

          Y. prepare, review and negotiate standard forms of indentures, guarantees, agreements, certificates, confirmations and other documentation relating to the legal terms of securities eligible for purchase by money market funds, provided that the Company shall not have any obligation to: (i) provide any written legal opinions regarding such securities or (ii) prepare, review or negotiate any document for which a standard form has not been developed and accepted for use by the investment company industry;

          Z. provide office space, telephone, office equipment and supplies for the Investment Company; and

          AA. respond to all inquiries or other communications from Shareholders and other parties or, if the inquiry is more properly responded to by another of the Investment Company's service providers, referring the individual making the inquiry to the appropriate person.

          BB.  See Amd. #1, dated 7/1/04

          CC.  See Amd. #2, dated 9/1/04

   The foregoing, along with any additional services that the Company shall agree in writing to perform for the Investment Company shall hereinafter be referred to as "Administrative Services."

ARTICLE 3.  RECORDS.

   The Company shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act, pertaining to the Administrative Services performed by it and not otherwise created and maintained by another party pursuant to contract with the Investment Company. Where applicable, such records shall be maintained by the Company for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Investment Company which are in the possession of the Company shall be the property of the Investment Company. The Investment Company, or the Investment Company's authorized representatives, shall have access to such books and records at all times during the Company's normal business hours. Upon the reasonable request of the Investment Company, copies of any such books and records shall be provided promptly by the Company to the Investment Company or the Investment Company's authorized representatives.

ARTICLE 4.  EXPENSES.

   The Company shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Administrative Services to the Investment Company, including the compensation of the Company employees who serve as trustees or directors or officers of the Investment Company. Each Fund shall be solely responsible for all other expenses incurred by the Company on its behalf, including without limitation postage and courier expenses, printing expenses, travel expenses, registration fees, filing fees, taxes, fees of outside counsel (other than counsel sub-contracted with by the Company to perform services under this Agreement) and independent auditors, or other professional services, organizational expenses, insurance premiums, fees payable to persons who are not the Company's employees, trade association dues, and other expenses properly payable by the Funds ("Out of Pocket Expenses").

ARTICLE 5.  COMPENSATION.

   In addition to Out of Pocket Expenses, for the Administrative Services provided, the Investment Company hereby agrees to pay and the Company hereby agrees to accept as full compensation for its services rendered hereunder an administrative fee at an annual rate per Fund, as specified below.

                 ADMIN.              AVERAGE DAILY NET ASSETS
                 FEE                       OF THE INVESTMENT COMPANY
                 .150%                on the first $5 billion
                 .125%                on the next $5 billion
                 .100%                on the next $10 billion
                 .075%                on assets over $20 billion
   (Average daily net asset break points are on a complex-wide basis)

    However, in no event shall the above administrative fee received during any year of the Agreement be less than, or be paid at a rate less than would aggregate $150,000 per Fund and $40,000 per Class. The foregoing minimum fee may increase annually upon each July 1 anniversary of this Agreement over the minimum fee during the prior 12 months, as calculated under this Agreement, in an amount equal to the increase in Pittsburgh Consumer Price Index (not to exceed 6% annually) as last reported by the U.S. Bureau of Labor Statistics for the twelve months immediately preceding such anniversary.











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   The compensation and Out of Pocket Expenses attributable to each
Fund shall be accrued by such Fund and paid to the Company no less frequently than monthly, and shall be paid daily upon request of the Company. The Company will maintain detailed information about the compensation and Out of Pocket Expenses paid by each Fund.

ARTICLE 6.  STANDARD OF CARE AND INDEMNIFICATION.

   A. The Company shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. Any person, even though also an officer, director, trustee, partner, employee or agent of the Company, who may be or become an officer, director, trustee, partner, employee or agent of the Investment Company, shall be deemed, when rendering services to the Investment Company or acting on any business of the Investment Company (other than services or business in connection with the duties of the Company hereunder) to be rendering such services to or acting solely for the Investment Company and not as an officer, director, trustee, partner, employee or agent or one under the control or direction of the Company, even though paid by the Company.

   B. The Company shall be kept indemnified by the Investment Company and be without liability for any action taken or thing done by it in performing the Administrative Services in accordance with the above standards.

   C. The Company shall not be responsible for and the Investment Company or Fund shall indemnify and hold the Company, including its officers, directors, shareholders and their agents, employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

        (1) The acts or omissions of any custodian, adviser, sub-adviser, fund accountant, distributor, transfer agent or other party contracted by or approved by the Investment Company or Fund.

        (2) The reliance on or use by the Company or its agents or subcontractors of information, records and documents in proper form which:

               (a) are received by the Company or its agents or subcontractors from any adviser, sub-adviser, fund accountant, distributor, transfer agent or other third party contracted by or approved by the Investment Company or Fund for use in the performance of services under this Agreement; or

               (b) have been prepared and/or maintained by the Investment Company or its affiliates or any other person or firm on behalf of the Investment Company.

          (3)The reliance on, or the carrying out by the Company or its agents or subcontractors of a Proper Instruction of the Investment Company or the Fund.

        "Proper Instruction" means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) the Company reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Investment Company, or the Fund, and the Company promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Investment Company, or the Fund, and the Company are satisfied that such procedures afford adequate safeguards for the Fund's assets. Proper Instructions may only be amended in writing.

          (4)The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

          (5)Any untrue statement or alleged untrue statement of a material fact contained in the Investment Company's registration statement, any prospectus or statement of additional information ("SAI") (as from time to time amended or supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Investment Company about the Company by or on behalf of the Company expressly for the use in the registration statement, any prospectus or SAI, or any amendment or supplement thereof.

             Provided, however, that the Company shall not be protected by this Article 6.C. from liability for any act or omission resulting from the Company's willful misfeasance, bad faith, gross negligence in the performance of or reckless disregard of its duties under this Agreement.











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   B.   At any time the Company may apply to any officer of the Investment
        Company or Fund for instructions, and may consult with legal counsel or the Investment Company's independent accountants with respect to any matter arising in connection with the services to be performed by the Company under this Agreement, and the Company and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel or independent accountant provided such action is not in violation of applicable federal or state laws or regulations.

   C. The Investment Company or Fund shall not be responsible for and the Company shall indemnify and hold the Investment Company or Fund harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to the Company's willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or reckless disregard by it of its duties under this Agreement.

   D. In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which any party may be required to indemnify another, the party seeking indemnification (the "Claimant"), shall promptly notify the indemnifying party (the "Indemnifier") of such assertion. It is further understood that each party will use all reasonable care to identify and notify the Indemnifier promptly concerning any situation that presents or appears likely to present the probability of such a claim for indemnification against the Indemnifier, provided that the failure to give notice as required by this paragraph 6.F. in a timely fashion shall not result in a waiver of any right to indemnification hereunder unless the Indemnifier is prejudiced thereby and then only to the extent of such prejudice. The Claimant shall permit the Indemnifier to assume the defense of any such claim or any litigation resulting from it, provided that Indemnifier's counsel that is conducting the defense of such claim or litigation shall be approved by the Claimant (which approval shall not be unreasonably withheld), and that the Claimant may participate in such defense at its expense.

        The Indemnifier, in the defense of any such claim or litigation, shall not, without the consent of the Claimant, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the alleging party or plaintiff to the Claimant of a release from all liability in respect to such claim or litigation.






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ARTICLE 7.  SUB-CONTRACTORS AND ASSIGNMENT.
   A. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

   B. The Company may without further consent on the part of the Investment Company subcontract for the performance of Administrative Services with a sub-contractor selected by the Company. The Company shall be as fully responsible to the Investment Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

   C. The Company shall upon instruction from the Investment Company subcontract for the performance of services under this Agreement with an agent selected by the Investment Company, other than as described in 7.B. above, provided, however, that the Company shall in no way be responsible to the Investment Company for the acts and omissions of the agent; provided however, the Company shall remain responsible to the Investment Company for the acts and omissions of ClearSky arising from ClearSky's performance of its duties under any sub-contract that it has entered into with the Company prior to the date of this Agreement. SEE AMD. #3, DATED 6/1/05

   D. The Company may, without further consent on the part of the Investment Company, assign its rights and obligations under this Agreement to any entity ultimately controlled by Federated Investors, Inc.

   E. Except as provided in Paragraph 7.D., the Company may not assign its rights and obligations under this Agreement, whether directly or by operation of law, without the prior written consent of the Investment Company, which consent may not be unreasonably withheld.



ARTICLE 8.  REPRESENTATIONS AND WARRANTIES.
       The Company represents and warrants to the Investment Company that:

        (1) It is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware;

        (2) It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification, and in the state of Delaware;

        (3) It is empowered under applicable laws and by its Declaration of Trust and by-laws to enter into and perform this Agreement; and

        (4)    All   requisite   corporate  proceedings  have  been  taken  to
               authorize it to enter into and perform its obligations under this Agreement.

ARTICLE 9.  TERM AND TERMINATION OF AGREEMENT.
   This Agreement shall be effective from the date set forth above and shall continue for a period of four years. Thereafter, the Agreement will continue for consecutive three-year terms. The Agreement can be terminated upon eighteen months notice to be effective as of the end of any term. In the event, however, of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties by the Company, the Investment Company has the right to terminate the Agreement upon 60 days written notice, if the Company has not cured such willful misfeasance, bad faith, gross negligence or reckless disregard of its duties within 60 days from the receipt of such
notice.   Investment Companies that merge or dissolve during the Term, shall, upon payment of all outstanding fees and Out of Pocket Expenses, cease to be a party on the effective date of such merger or dissolution.

Articles 6 and 19, 20 and 21 shall survive the termination of this Agreement.

ARTICLE 10.  AMENDMENT.
   This Agreement may be amended or modified by a written agreement executed by both parties.

ARTICLE 11.  INTERPRETIVE AND ADDITIONAL PROVISIONS.
   In connection with the operation of this Agreement, the Company and the Investment Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of any charter document.

ARTICLE 12.  GOVERNING LAW.
   This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania.

ARTICLE 13.  NOTICES.
   Except as otherwise specifically provided herein, notices and other writings delivered or mailed postage prepaid to the Investment Company at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010, or to the Company at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to such other address as the Investment Company or the Company may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

ARTICLE 14.  COUNTERPARTS.
       This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.
ARTICLE 15.  MERGER OF AGREEMENT.
   This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

ARTICLE 16.  SUCCESSOR ADMINISTRATOR.
   If a successor Administrator for the Investment Company shall be appointed by the Investment Company, the Company shall upon termination of this Agreement deliver to such successor Administrator at the office of the Company all properties of the Investment Company held by it hereunder. If no such successor Administrator shall be appointed, the Company shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions.

   Each Fund will bear all out-of-pocket expenses arising from the transition of Administrative Services to a successor Administrator, including without limitation the expenses of moving or transmitting materials to the successor Administrator.

ARTICLE 17.  FORCE MAJEURE.
   If either party is unable to carry out any of its obligations under this Agreement because of conditions beyond its reasonable control, including, but not limited to, acts of war or terrorism, work stoppages, fire, civil disobedience, delays associated with hardware malfunction or availability, riots, rebellions, storms, electrical failures, acts of God, and similar occurrences ("Force Majeure"), this Agreement will remain in effect and the non-performing party's obligations shall be suspended without liability for a period equal to the period of the continuing Force Majeure (which such period shall not exceed fifteen (15) business days), provided that:

   (1) the non-performing party gives the other party prompt notice describing the Force Majeure, including the nature of the occurrence and its expected duration and, where reasonably practicable, continues to furnish regular reports with respect thereto during the period of Force Majeure;

   (2) the suspension of obligations is of no greater scope and of no longer duration than is required by the Force Majeure;

   (3) no obligations of either party that accrued before the Force Majeure are excused as a result of the Force Majeure; and

   (4) the non-performing Party uses reasonable efforts to remedy its inability to perform as quickly as possible.

ARTICLE 18.  SEVERABILITY.
   In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

ARTICLE 19.  LIMITATIONS OF LIABILITY OF THE BOARD AND SHAREHOLDERS OF
THE INVESTMENT COMPANY.
   The execution and delivery of this Agreement have been authorized by the Board of the Investment Company and signed by an authorized officer of the Investment Company, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any member of the Board or Shareholders of the Investment Company, but bind only the property of the Fund, or Class, as provided in the Declaration of Trust.

ARTICLE 20.  LIMITATIONS OF LIABILITY OF TRUSTEES AND SHAREHOLDERS OF THE
COMPANY.
   The execution and delivery of this Agreement have been authorized by the Trustees of the Company and signed by an authorized officer of the Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Company, but bind only the property of the Company, as provided in the Company's Declaration of Trust.

ARTICLE 21. PRIVACY POLICY.
A.     The parties acknowledge that:
       (1) The SEC, has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;
       (2) Regulation S-P permits financial institutions, such as the Investment Company, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Investment Company, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR {section} 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR {section} 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR {section} 248.13) ("Section 248.13 NPI"); and

       (3) Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR {section} 248.7 and 17 CFR {section} 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Investment Company and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Investment Company disclosed the information (17 CFR {section} 248.13).

B.     Therefore, the parties agree as follows:

       (1) The Investment Company may disclose shareholder NPI to the Company as agent of the Investment Company and solely in furtherance of fulfilling the Company's contractual obligations under this Agreement in the ordinary course of business to support the Investment Company and its shareholders;

       (2) The Company hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under this Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR {section}{section} 248.15, or in connection with joint marketing arrangements that the Investment Company may establish with the Investment Company in accordance with the limited exception set forth in 17 CFR {section} 248.13;

       (3) The Company further represents and warrants that, in accordance with 17 CFR {section} 248.30, it has implemented, and will continue to carry out for the term of this Agreement, policies and procedures reasonably designed to:
                 (a)insure the security and confidentiality of records and NPI of Investment Company customers;
             (b) protect against any anticipated threats or hazards to the security or integrity of Investment Company customer records and NPI; and

             (c) protect against unauthorized access to or use of such Investment Company customer records or NPI that could result in substantial harm or inconvenience to any Investment Company customer;

       (4) The Company may redisclose Section 248.13 NPI only to: (a) the Investment Company and affiliated persons of the Investment Company ("Investment Company Affiliates"); (b) affiliated persons of the Company ("Company Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Company or Investment Company ("Nonaffiliated Third Party") under the service and processing ({section}248.14) or miscellaneous ({section}248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Company received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception ({section}248.13), provided the Company enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Investment Company disclosed the information in the first instance; and










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




       (5) The Company may redisclose Section 248.14 NPI and Section 248.15 NPI to: (a) the Investment Company and Investment Company Affiliates; (b) Company Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Investment Company might lawfully have disclosed NPI directly.

   ARTICLE 22. FURTHER ASSURANCE. Each party agrees to promptly sign all documents and take any additional actions reasonably requested by the other to accomplish the purposes of this Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


                                 INVESTMENT COMPANIES
                                 (LISTED ON EXHIBIT A HERETO)

                                 By:  /s/ John W. McGonigle
                                 Name:  John W. McGonigle
                                 Title:  Executive Vice President

                                 FEDERATED ADMINISTRATIVE SERVICES

                                 By:  /s/ Arthur L. Cherry
                                 Name:  Arthur L. Cherry
                                 Title:  President






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


                             AMENDMENT NUMBER 1 TO
                     AGREEMENT FOR ADMINISTRATIVE SERVICES
                                    BETWEEN
                       FEDERATED ADMINISTRATIVE SERVICES
                                      AND
                             THE INVESTMENT COMPANY

       This Amendment Number 1 (the "Amendment") to the Agreement for Administrative Services ("AGREEMENT") between each of the investment companies listed on Exhibit A thereto (collectively, the "Investment Company") and Federated Administrative Services ("Company") is made and entered into as of the 1st day of
July, 2004. Terms used as defined terms herein, which are not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

       WHEREAS, the Investment Company has entered into the Agreement with the Company; and

       WHEREAS, Investment Company and Company wish to amend the Agreement on the terms and conditions set forth herein.


       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

       1 Amendments to the Agreement. The Agreement is hereby amended by adding the following additional sub-Section BB to the end of the provisions of Section 2 thereof:

          (BB) perform the following services, either itself or through its affiliate, Federated Services company; (i) select and perform due diligence regarding proposed new owners of omnibus accounts as proposed recordkeeping agents for the Investment Company, (ii) enter into agreements as agent for the Investment Company, or any of them, substantially in the form of Attachment 1 hereto, with the registered owners of omnibus accounts for the provision of services necessary for the recordkeeping or sub-accounting of share positions held in underlying sub-accounts ("Recordkeeping Agreements"), together with such changes thereto as may be agreed to by Company so long as such changes do not (a) increase the fees payable by the Investment Company under the Recordkeeping Agreements, (b) alter the indemnity obligations of the Investment Company owing to or from the Investment Company thereunder or (c) otherwise materially alter the obligations of the Investment Company under the Recordkeeping Agreements, (iii) agree, on behalf of the Investment Company, to make payments for services rendered under Recordkeeping Agreements out of the assets of the Investment Company in amounts not to exceed the amounts determined from time to time by the Board of the Investment Company, and (iv) give instructions to the transfer agent of the Investment Company (the "Transfer Agent"), for and on behalf of the Investment Company as "Proper Instructions" of the Investment Company under and pursuant to the agreement for transfer agency services with the Transfer Agent, to perform the services of Company and/or the Investment Company under each such Recordkeeping Agreement, excepting only the indemnity obligations owning from the Investment Company or Company thereunder.

   2. No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                            INVESTMENT COMPANIES
                            (LISTED ON EXHIBIT A HERETO)

                            By:  /s/ J. Christopher Donahue
                            Name:  J. Christoper Donahue
                            Title:  President


                            FEDERATED ADMINISTRATIVE SERVICES


                            By:  /s/ Thomas R. Donahue
                            Name:  Thomas R. Donahue
                            Title:  Treasurer







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


                             AMENDMENT NUMBER 2 TO
                     AGREEMENT FOR ADMINISTRATIVE SERVICES
                                    BETWEEN
                       FEDERATED ADMINISTRATIVE SERVICES
                                      AND
                             THE INVESTMENT COMPANY

       This Amendment Number 2 (the "Amendment") to the Agreement for Administrative Services ("AGREEMENT") between each of the investment companies listed on Exhibit A thereto (collectively, the "Investment Company") and Federated Administrative Services ("Company") is made and entered into as of the 1st day of September, 2004. Terms used as defined terms herein, which are not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

       WHEREAS, the Investment Company has entered into the Agreement with the Company; and

       WHEREAS, Investment Company and Company wish to amend the Agreement on the terms and conditions set forth herein.


       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to the Agreement. The Agreement is hereby amended by adding the following additional sub-Section CC to the end of the provisions of Section 2 thereof:

          (CC) perform the following "blue sky" services, either itself or through one or more affiliated or unaffiliated service providers:
             (1) provide a system to monitor the total number of Shares of the Investment Company (and/or Class) sold in each State, (2) monitor the total number of Shares of such Investment Company (and/or Class) sold in each State and, where appropriate, increase the number of Shares registered in such State, (3) with respect to shareholders of the Investment Company whose shareholdings are fully-disclosed on the transfer agent's recordkeeping system, (a) identify those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the classification of transactions for each State on the transfer agent's recordkeeping system, and (4) with respect to shareholders of the Investment Company whose shareholdings are not fully-disclosed on the transfer agent's recordkeeping system, rely upon information provided by the relevant financial intermediary transacting for such holder of Shares in performing the obligations set forth in subsection (CC)(2) above.






                                      Page

   2. No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                            INVESTMENT COMPANIES
                            (LISTED ON EXHIBIT A HERETO)

                            By:/s/ John W. McGonigle
                            Name:  John W. McGonigle
                            Title:  Executive Vice President


                            FEDERATED ADMINISTRATIVE SERVICES


                            By:  /s/ Theodore W. Zierden, III
                            Name:  Theodore W. Zierden, III
                            Title:  President







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


                             AMENDMENT NUMBER 3 TO
                     AGREEMENT FOR ADMINISTRATIVE SERVICES
                                    BETWEEN
                       FEDERATED ADMINISTRATIVE SERVICES
                                      AND
                             THE INVESTMENT COMPANY

       This Amendment Number 3 (the "Amendment") to the Agreement for Administrative Services ("AGREEMENT") between each of the investment companies listed on Exhibit A thereto (collectively, the "Investment Company") and Federated Administrative Services ("Company") is made and entered into as of the 1st day of June, 2005. Terms used as defined terms herein, which are not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

       WHEREAS, the Investment Company has entered into the Agreement with the Company; and

       WHEREAS, Investment Company and Company wish to amend the Agreement on the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to the Agreement.  The Agreement is hereby amended by deleting
   Article 7, subparagraph (C) and inserting in its place the following:

        C. The Company shall upon instruction from the Investment Company subcontract for the performance of services under this Agreement with an agent selected by the Investment Company, other than as described in 7.B. above, provided however, that the Company shall in no way be responsible to the Investment Company for the acts and omissions of the agent.

   2. No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                            INVESTMENT COMPANIES
                            (listed on Exhibit A to the Agreement)

                            By:  /s/ John W. McGonigle
                            Name:  John W. McGonigle
                            Title:  Executive Vice President

                            FEDERATED ADMINISTRATIVE SERVICES

                            By:  /s/ Theodore W. Zierden, III
                            Name:  Theodore W. Zierden, III
                            Title:  President


                             AMENDMENT NUMBER 4 TO
                     AGREEMENT FOR ADMINISTRATIVE SERVICES
                                    BETWEEN
                       FEDERATED ADMINISTRATIVE SERVICES
                                      AND
                             THE INVESTMENT COMPANY


       This Amendment Number 4 (the "Amendment") to the Agreement for Administrative Services, dated November 1, 2003 ("AGREEMENT") between Federated Core Trust (the "Investment Company") on behalf of its portfolios Federated Mortgage Core Portfolio and High Yield Bond Portfolio (the "Funds") and Federated Administrative Services ("Company") is made and entered into as of the 1st day of September, 2006. Terms used as defined terms herein, which are not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

       WHEREAS, the Investment Company has entered into the Agreement with the Company; and

       WHEREAS, Investment Company and Company wish to amend the Agreement on the terms and conditions set forth herein.


       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


1. Amendment to the Agreement.  The Agreement is hereby amended by deleting
   Article 5 in its entirety and replacing it with the following:

       ARTICLE 5.  COMPENSATION.

       The Company shall not charge a fee for its services to the Funds rendered hereunder.


   2. The Amendments set forth herein shall become effective as to each Fund as of the date of initial investment by a portfolio of Federated Managed Pool Series in such Fund.


   3. No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.






                                      Page

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                            FEDERATED CORE TRUST, ON BEHALF OF ITS
                            PORTFOLIOS, FEDERATED MORTGAGE CORE PORTFOLIO AND HIGH YIELD BOND PORTFOLIO

                            By:  /s/ John B. Fisher
                            Name:  John B. Fisher
                            Title:  President

                            FEDERATED ADMINISTRATIVE SERVICES

                            By:  Theodore W. Zierden, III
                            Name:  Theodore W. Zierden, III
                            Title:  President







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


                     AGREEMENT FOR ADMINISTRATIVE SERVICES
                                   EXHIBIT 1
                   This contract is for federated funds only.
                            (revised as of 12/1/07)
CONTRACT
DATE         INVESTMENT COMPANY
11/1/03      MONEY MARKET OBLIGATIONS TRUST
11/1/03             Alabama Municipal Cash Trust
11/1/03             Arizona Municipal Cash Trust
11/1/03                    Institutional Service Shares
11/1/03             Automated Cash Management Trust
11/1/03                    Institutional Shares
11/1/03                    Cash II Shares
9/1/06                     Class K Shares
11/1/03             Automated Government Cash Reserves
11/1/03             Automated Government Money Trust
11/1/03             California Municipal Cash Trust
11/1/03                    Cash II Shares
12/1/04                    Institutional Capital Shares
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03             Connecticut Municipal Cash Trust
12/1/04                    Cash Series Shares
11/1/03                    Institutional Service Shares
12/1/04             Federated Capital Reserves Fund
12/1/04             Federated Government Reserves Fund
11/1/03             Federated Master Trust
11/1/03             Federated Short-Term U.S. Government Trust
11/1/03             Federated Tax-Free Trust





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


11/1/03             Florida Municipal Cash Trust
11/1/03                    Cash II Shares
12/1/04                    Cash Series Shares
11/1/03                    Institutional Shares
11/1/03             Georgia Municipal Cash Trust
11/1/03             Government Obligations Fund
12/1/04                    Institutional Capital Shares
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03                    Trust Shares
11/1/03             Government Obligations Tax Managed Fund
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03             Liberty U.S. Government Money Market Trust
11/1/03                    Class A Shares
11/1/03                    Class B Shares
3/1/05                     Class C Shares
3/1/05                     Class F Shares
11/1/03             Liquid Cash Trust
11/1/03             Maryland Municipal Cash Trust
11/1/03             Massachusetts Municipal Cash Trust
12/1/04                    Cash Series Shares
11/1/03                    Institutional Service Shares
11/1/03             Michigan Municipal Cash Trust
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03             Minnesota Municipal Cash Trust
11/1/03                    Cash Series Shares
11/1/03                    Institutional Shares
11/1/03             Money Market Management
9/1/07                     Eagle Shares
9/1/07                     Premier Shares
11/1/03             Municipal Obligations Fund
11/1/03                    Institutional Capital Shares
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03             New Jersey Municipal Cash Trust
12/1/04                    Cash Series Shares
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03             New York Municipal Cash Trust
11/1/03                    Cash II Shares
12/1/04                    Cash Series Shares
11/1/03                    Institutional Service Shares
12/1/04                    Institutional Shares
11/1/03             North Carolina Municipal Cash Trust
11/1/03             Ohio Municipal Cash Trust
11/1/03                    Cash II Shares
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03             Pennsylvania Municipal Cash Trust
11/1/03                    Cash Series Shares
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares





                                      Page

11/1/03             Prime Cash Obligations Fund
11/1/03                    Institutional Capital Shares
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03             Prime Management Obligations Fund
12/1/04                    Institutional Capital Shares
12/1/04                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03             Prime Obligations Fund
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03                    Trust Shares
11/1/03             Prime Value Obligations Fund
11/1/03                    Institutional Capital Shares
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03             Tax-Free Obligations Fund
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03             Tax-Free Instruments Trust
11/1/03                    Investment Shares
11/1/03                    Institutional Service Shares
11/1/03             Treasury Obligations Fund
11/1/03                    Institutional Capital Shares
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03             Trust for U.S. Treasury Obligations
11/1/03             U.S. Treasury Cash Reserves
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares
11/1/03             Virginia Municipal Cash Trust
12/1/04                    Cash Series Shares
11/1/03                    Institutional Service Shares
11/1/03                    Institutional Shares







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